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                                                           Exhibit 10(a)

                          RESTRICTED STOCK AGREEMENT
                          --------------------------

     This Agreement is made and entered into as of the _______ day of ____________, ______ by and between MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation (the "Company"), and ________________ (the "Employee"). All terms used herein and not otherwise defined shall have the same meaning as set forth in the Company's 2003 Executive Stock Option and Restricted Stock Plan (the "Plan").

                                  RECITALS:
                                  ---------

     The Compensation and Human Resources Committee of the Board of Directors of the Company (the "Committee") desires to induce the Employee to provide services to the Company, to provide Employee with a stronger incentive to strive for the continued success and growth of the Company and to further align his interests with those of the Company's shareholders.

     The Committee has determined to award to the Employee _________ shares of the Common Stock of the Company having a par value of $1.00 per share ("Common Stock"), subject to the restrictions contained herein, pursuant to the Plan.

     NOW, THEREFORE, in consideration of the benefits that the Company expects to be derived in connection with the services to be hereafter rendered to it or its subsidiaries by the Employee, the Company and the Employee hereby agree as follows:


                                   ARTICLE I
                                   ---------

                               Restricted Shares
                               -----------------

     1.1. Vesting of the Restricted Shares. ___________ percent of the Restricted Shares shall vest on __________, provided that the Employee is still in the employ of the Company. Notwithstanding the foregoing, the Restricted Shares shall continue to vest upon the disability of the Employee within the meaning of the Company's long-term disability plan and shall immediately vest upon the Employee's death or a Change in Control of the Company. Any Restricted Shares which do not vest shall revert to the Company. The period during which the Restricted Shares are unvested is referred to herein as the Restricted Period.

     1.2. Shareholder Status. Prior to the vesting of the Restricted Shares, Employee shall have the right to vote the Restricted Shares, the right to receive and retain all regular cash dividends paid or distributed in respect of the Restricted Shares, and except as expressly provided otherwise herein, all other rights as a holder of outstanding shares of Common Stock. Notwithstanding the foregoing, the Employee shall not have the right to vote or to receive dividends with respect to the Restricted Shares with respect to record dates occurring after any of the Restricted Shares revert to the Company pursuant to Section 1.1 hereof. Until the Restricted Shares vest pursuant to Section 1.1 hereof, the Company shall retain custody of the stock certificates representing the Restricted Shares. As soon as practicable after the lapse of the restrictions, the Company shall issue or release or cause to be issued or released certificate(s) representing the shares.

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     1.3.  Prohibition Against Transfer.  During the Restricted Period,
the Restricted Shares may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Employee, or be subject to execution, attachment or similar process. Any transfer in violation of this Section 1.3 shall be void and of no further effect.

                                  ARTICLE II
                                  ----------

                                 Miscellaneous
                                 -------------

     2.1. Provisions of the Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Employee. A copy of the Plan will be delivered to the Employee upon reasonable request.

     2.2. Taxes. The Company may require payment of or withhold any income or employment tax which it believes is payable as a result of the grant or vesting of the Restricted Shares or any payments thereon or in connection therewith, and the Company may defer making delivery with respect to the shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligation.

     2.3. No Employment Rights. The award of the Restricted Shares pursuant to this Agreement shall not give the Employee any right to remain employed by the Company or any affiliate thereof.

     2.4. Notices. Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company in care of its Secretary at 770 N. Water Street, Milwaukee, Wisconsin 53202. Any notice to be given to the Employee may be addressed to him at his address as it appears on the payroll records of the Company or any subsidiary thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

     2.5. Governing Law. This Agreement and all questions arising hereunder or in connection herewith shall be determined in accordance with the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date first written above.


                         MARSHALL & ILSLEY CORPORATION


                         By:________________________________

                            Dennis J. Kuester, CEO



                         ___________________________________

                            Employee Name